Exhibit 1.1

25,000,000 Shares

U-STORE-IT TRUST

Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

October 21, 2004

Lehman Brothers Inc.
As representative of the several underwriters
    named in Schedule 1 hereto
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

          U-Store-It Trust, a Maryland real estate investment trust (the “REIT”), intending to qualify for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and Acquiport/Amsdell I Limited Partnership (to be renamed U-Store-It, L.P.), a Delaware limited partnership (the “Operating Partnership”, and together with the REIT, the “Company”), wishes to confirm as follows its agreement with the Underwriters named in Schedule 1 hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 of this Agreement) for whom Lehman Brothers Inc. is acting as representative (the “Representative”), with respect to the sale by the REIT and the purchase by the Underwriters, acting severally and not jointly (the “Offering”), of an aggregate of 25,000,000 shares (the “Firm Shares”) of the REIT’s shares of beneficial interest, par value $.01 per share (the “Common Shares”). In addition, the REIT proposes to grant to the Underwriters an option to purchase up to an additional 3,750,000 Common Shares on the terms and for the purposes set forth in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”.

          Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined).

          The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after the Registration Statement becomes effective and this Agreement has been executed and delivered.

          Other than as described below, at or prior to or immediately after the First Delivery Date, the REIT will have completed the formation transactions described in the Prospectus under the heading “Structure and Formation of Our Company – Formation Transactions.” As part of these transactions, (i) pursuant to an agreement and plan of merger and reorganization, filed as an exhibit to the Registration Statement, High Tide LLC, an Ohio limited liability company (“High Tide”), will merge into the REIT (the “High Tide Merger Agreement”), (ii) pursuant to an agreement and plan of merger, filed as an exhibit to the Registration Statement, Amsdell Partners, Inc., an Ohio corporation (“Amsdell Partners”), will merge into the REIT (the “Amsdell Partners Merger Agreement”, and together with the High Tide Merger Agreement, the “Merger Agreements”), (iii) pursuant to separate purchase and sale agreements, in the form previously delivered to you, the Operating Partnership will acquire from unaffiliated third parties shortly after the First Delivery Date, as further described in the Prospectus, 47 acquisition facilities (the “Purchase Agreements”), (iv) pursuant to separate contribution agreements, filed as exhibits to the Registration Statement (the “Contribution Agreements”), Amsdell and Amsdell, Robert J. Amsdell as Trustee, and Amsdell Holdings I, Inc. will contribute three facilities to the Operating Partnership in exchange for approximately 708,000 units of limited partner interest in the Operating Partnership (“Units”) and the assumption of approximately $10.4 million of indebtedness, (v) pursuant to a partnership reorganization agreement, filed as an exhibit to the Registration Statement, Amsdell Holdings I, Inc. will own approximately 341,000 Units as a result of the reorganization of its limited partner interest in the Operating Partnership (the “Reorganization Agreement”), (vi) the REIT will use, shortly after the First Delivery Date, a portion of the proceeds of the Offering to fund the purchase of U-Store-It Mini Warehouse Co., an Ohio corporation and a wholly owned subsidiary of the Operating Partnership (“Mini Warehouse”), for approximately $23.0 million, (vii) the REIT will use a portion of the proceeds of the Offering to repay a loan that High Tide owes to the Operating Partnership, (viii) the REIT will use $1.6 million of the proceeds of the Offering to repay the expected outstanding balance of a loan made to the REIT by Robert J. Amsdell and Barry L. Amsdell, (ix) the REIT will contribute a portion of the proceeds of the Offering to the Operating Partnership (together with its equity interests in the Service Companies (as hereinafter defined)) for additional Units, such that the REIT will hold a total number of Units equal to the total number of Common Shares outstanding after the Offering and the Formation Transactions, (x) the Operating Partnership will enter into an option agreement with Rising Tide Development, LLC, filed as an exhibit to the Registration Statement, to purchase at its option up to 18 self-storage facilities from Rising Tide Development, LLC (the “Option Agreement”, and together with the Merger Agreements, the Purchase Agreements, the Contribution Agreements, the Reorganization Agreement, the Employment Agreements (as hereinafter defined), the Operating Partnership Agreement (as hereinafter defined) and the Lock-Up Agreements (as hereinafter defined), the “Operative Documents”), (xi) the Operating Partnership will enter into three fixed rate mortgage loans provided by affiliates of the Representative, (xii) the Operating Partnership will enter into a revolving credit facility providing for a line of credit of up to $150 million, and (xiii) Mini Warehouse and YSI Management LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership (“YSI Management”, and together with Mini Warehouse, the “Service Companies”) will enter into agreements with Rising Tide Development, LLC, in the form previously delivered to you, to manage and provide additional services to the self-storage facilities that are the subject of the Option Agreement (the foregoing transactions, as more particularly described in the Prospectus, are collectively referred to herein as the “Formation Transactions”).

          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that, as of the date hereof:

     (a) A registration statement on Form S-11 (No. 333-117848), and any amendments thereto, with respect to the Shares has (i) been prepared by the REIT in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the REIT to you as the Representative of the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the REIT with the consent of the Representative pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and “Prospectus” means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Any registration statement (including any amendment or supplement thereto or information which is deemed to be a part thereof) filed by the REIT to register additional Common Shares under Rule 462(b) of the Rules and Regulations (“Rule 462(b) Registration Statement”) shall be deemed a part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed to be a part thereof) included in a Rule 462(b) Registration Statement shall be deemed to be part of the Prospectus. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Shares, the REIT will have complied or will comply with the requirements of Rule 111 under the Securities Act relating to the payment of filing fees therefor. The REIT has not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus (as hereinafter defined), the Prospectus or any other materials, if any, permitted by the Act (and which were disclosed in advance in writing to the Underwriters and Underwriters’ counsel).

     (b) Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act and the Rules and Regulations, complied when so filed in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and

will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and at the First Delivery Date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the REIT through the Representative by or on behalf of any Underwriter specifically for inclusion therein. The Prospectus delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

     (e) The REIT has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the business, prospects, operations, management, consolidated financial position, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise (and assuming the completion of the Formation Transactions and the acquisition of the properties described in the Prospectus as owned or leased by the Company or its subsidiaries immediately following the Formation Transactions (the “Properties”)) (a “Material Adverse Effect”), and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations (i) under this Agreement, the other Operative Documents, and the various agreements and other instruments required thereunder to which it is a party and (ii) in connection with the Formation Transactions.

     (f) The REIT has an authorized capitalization as set forth in the Prospectus, and all of the issued Common Shares (other than the Shares) have been duly and validly authorized and issued, are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws), and conform to the description thereof contained in the Prospectus. None of the outstanding shares of beneficial interest of the REIT was issued in violation of the preemptive or other similar rights of any securityholder of the REIT. Except as disclosed in the Prospectus, (i) no Common Shares are reserved for any purpose, (ii) except for the Units, there are no outstanding securities convertible into or exchangeable for any Common Shares, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Shares or any other securities of the REIT.

     (g) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is a party and in connection with the Formation Transactions. The REIT, immediately following the Formation Transactions, will be the sole general partner of the Operating Partnership. At the First Delivery Date, the Agreement of Limited Partnership of the Operating Partnership in the form provided to you prior to the date hereof (the “Operating Partnership Agreement”), will be in full force and effect, and the aggregate percentage interests of the REIT and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided that to the extent any portion of the over-allotment option described in Section 2 hereof is exercised at the First Delivery Date, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly. Additionally, to the extent any portion of such over-allotment option is exercised subsequent to the First Delivery Date, the REIT will contribute the proceeds from the sale of the Option Shares to the Operating Partnership in exchange for a number of Units equal to the number of Option Shares issued.

     (h) Each of the Service Companies has been duly formed or incorporated and is validly existing as a limited liability company or corporation in good standing under the laws of its respective jurisdiction of incorporation or formation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is a party and in connection with the Formation Transactions. All of the issued and outstanding membership interests of YSI Management have been duly authorized and validly issued, are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and, upon the completion of the Formation Transactions, will be wholly owned by the Operating Partnership free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No membership interests of YSI Management are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any membership interests of YSI Management and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such membership interests or any other securities of YSI Management. All of the issued and outstanding shares of Mini Warehouse have been duly authorized and validly issued, are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and, upon the completion of the Formation Transactions, will be wholly owned by the Operating Partnership free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of Mini Warehouse are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any shares of Mini Warehouse and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of Mini Warehouse.

     (i) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens. The issuance and sale by the REIT of the Common Shares (other than the Shares) in connection with the Formation Transactions at or prior to the First Delivery Date are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws. The terms of the Common Shares conform in all material respects to the descriptions related thereto contained in the Prospectus. The form of the certificates to be used to evidence the Common Shares will, at the First Delivery Date, be in due and proper form and will comply with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the REIT and the requirements of the New York Stock Exchange, Inc. (“NYSE”). The issuance of the Shares is not subject to any preemptive or other similar rights arising under the declaration of trust or by-laws of the REIT, the Maryland General Corporation Law, or any agreement or other instrument to which the REIT is a party.

     (j) The Units to be issued in the Formation Transactions have been duly authorized for issuance by the Operating Partnership and its general partner and, at the First Delivery Date, will be validly issued. The issuance and sale by the Operating Partnership of the Units in connection with the Formation Transactions are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws. The terms of the Units conform in all material respects to the descriptions related thereto in the Prospectus. Except as disclosed in the Prospectus, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.

     (k) This Agreement has been duly authorized, executed and delivered by the Company.

     (l) (A) At or prior to the First Delivery Date, the Operating Partnership Agreement will have been duly authorized, executed and delivered by the parties thereto and will be a valid and binding agreement of the parties thereto, enforceable against such parties in accordance with its terms, (B) the Contribution Agreements have been duly authorized, executed and delivered by the Operating Partnership, and are valid and binding agreements, enforceable against the Operating Partnership in accordance with their terms, and the Operating Partnership does not have any reason to believe that the Contribution Agreements have not been duly and validly authorized by all other parties thereto; (C) the Merger Agreements have been duly authorized, executed and delivered by the REIT, and are valid and binding agreements, enforceable against the REIT in accordance with their terms, and the REIT does not have any reason to believe that the Merger Agreements have not been duly and validly authorized by all other parties thereto, (D) at or prior to the First Delivery Date, the employment and noncompetition agreements, described in the Prospectus and filed as exhibits to the Registration Statement, between the REIT and each of Robert J. Amsdell, Steven G. Osgood, Todd C. Amsdell and Tedd D. Towsley (the “Employment Agreements”) will have been duly authorized, executed and delivered by the REIT

(and, to the knowledge of the REIT, by each other party thereto) and will be valid and binding agreements, enforceable against the parties thereto in accordance with their terms, (E) at or prior to the First Delivery Date, the Option Agreement will have been duly authorized, executed and delivered by the Operating Partnership (and, to the knowledge of the Operating Partnership, each other party thereto), and will be valid and binding agreements, enforceable against the parties thereto in accordance with their terms; and (F) at or prior to the date hereof, each of the lock-up letter agreements entered into by the REIT and each of the persons identified on Schedule 2 hereto (collectively, the “Lock-Up Agreements”) will have been duly authorized, executed and delivered by such parties, and will be a valid and binding agreement of such parties, enforceable against such parties in accordance with their terms.

     (m) The execution, delivery and performance of each Operative Document by the Company, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the Formation Transactions) will not (i) result in the creation or imposition of a lien upon any property or assets of the Company or any of its subsidiaries or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (x) any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the Properties or other assets of the Company or any of its subsidiaries is subject, (y) any of the provisions of the charter, declaration of trust, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational document of the Company or any of its subsidiaries, or (z) any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its Properties or assets, except for any such breach or violation in the case of (i) or (ii) above that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Documents by the Company and the consummation of the transactions contemplated hereby and thereby, except for (a) such consents, approvals, authorizations and registrations as have been obtained, (b) the registration under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Shares, (c) such consents, approvals, authorizations and registrations as may be required by the NYSE, the National Association of Securities Dealers, Inc. (“NASD”), or under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (d) such consents, approvals, authorizations, registrations or qualifications that would not, individually or in the aggregate, affect the validity of the Shares, the ability of the Company to consummate the transactions herein contemplated or reasonably be expected to have a Material Adverse Effect.

     (n) Except as described in the Prospectus, there are no contracts, agreements or understandings between the REIT and any person granting such person the right to require the REIT to file a registration statement under the Securities Act with respect to any securities of the REIT owned or to be owned by such person or to require the REIT to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the REIT under the Securities Act.

     (o) Except as described in the Registration Statement, the Company has not issued or sold any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

     (p) Neither the Company nor any subsidiary thereof has sustained, and the Properties (taken as a whole) have not sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectus, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the Properties (taken as a whole) or the business, prospects, operations, management, financial position, net worth, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as one enterprise.

     (q) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition, the results of operations, the statements of cash flows and the statements of shareholders’ equity and other information purported to be shown thereby of the Operating Partnership and its consolidated subsidiaries (and the other assets described therein), at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and are correct and complete and are in accordance with the books and records of the Operating Partnership and its consolidated subsidiaries (and the other assets described therein). The summary and selected financial data and other supporting schedules included in the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data and other supporting schedules have been presented on a basis consistent with the financial statements as set forth in the Prospectus and other financial information. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations with respect to pro forma financial information and includes all adjustments necessary to present fairly, in all material respects, the pro forma financial position of the REIT at the respective dates indicated and the results of operations for the respective periods specified, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; and no other financial statements (or schedules) of the REIT, or any predecessor of the REIT are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.

     (r) Deloitte & Touche LLP who have certified certain financial statements of the REIT and certain predecessor entities, whose reports appear in the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are, and during the periods covered by such reports were, an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.

     (s) (1) Upon consummation of the Formation Transactions, the Company or its subsidiaries will have fee simple title (or, as disclosed in the Prospectus, a leasehold interest) to all of the Properties, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are disclosed in the Prospectus and (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) neither the Company nor any subsidiary thereof has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened, which if consummated could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) except as otherwise described in the Prospectus, neither the Company nor, to the best knowledge of the Company, any tenant of any of the Properties is in default under (i) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except (x) with respect to (i) immediately above, such tenant defaults as are customary in the self-storage industry and consistent with the Operating Partnership’s past experience in all material respects and that would not, individually or in the aggregate, have a Material Adverse Effect, and (y) with respect to (ii) immediately above, any such default that would not, individually or in the aggregate, have a Material Adverse Effect; and (4) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

     (t) To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

     (u) Except as disclosed in the Prospectus, all entitlements necessary for development and/or renovation of each of the Properties planned for development, material expansion or renovation as described in the Prospectus as having been vested or entitled with development rights have been obtained, and no further governmental or regulatory approvals are necessary for additional development of such Properties. With respect to any other Property planned for development, material expansion or renovation and which is not described in the Prospectus as having received all necessary entitlements, the Company expects that such entitlements will be issued in normal course.

     (v) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of interests in assets or real property that is required to be described in the Prospectus and that is not already so described.

     (w) Immediately following the application of the net proceeds of the sale of the Firm Shares in the manner set forth in the Prospectus, the mortgages or deeds of trust which will encumber the Properties will not be convertible into equity securities of the entity owning such

Property and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property other than other Properties as and to the extent described in the Prospectus. Neither the Company nor any of its subsidiaries hold participating interests in such mortgages or deeds of trust.

     (x) At the First Delivery Date, the Operating Partnership or a subsidiary thereof will have obtained title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the purchase price of each such Property.

     (y) Except as otherwise disclosed in the Prospectus, (i) to the best knowledge of the Company, the Company and its subsidiaries and the Properties have been and are in material compliance with, and neither the Company nor any of its subsidiaries has any material liability under, applicable Environmental Laws (as herein defined); (ii) neither the Company nor any of its subsidiaries, nor, to the best knowledge of the Company, any prior owners or occupants of the property at any time or any other party, has at any time released (as such term is defined in Section 101(22) of CERCLA (as herein defined)), disposed of, generated, stored, transported or otherwise dealt with, Hazardous Materials (as herein defined) on, to or from the Properties or other assets owned by the Company or its subsidiaries, except for such releases or other activities as could not reasonably be expected to cause the Company and its subsidiaries to incur material liability; (iii) the Company does not intend to use the Properties or other assets owned by the Company or its subsidiaries, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of its subsidiaries has received any notice of, or have any knowledge of any occurrence, circumstance, act or conduct which, with notice or passage of time or both, could reasonably be expected to give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus, except for such claims that would not be reasonably likely to cause the Company or its subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; (vi) to the best knowledge of the Company, neither the Company nor any of its subsidiaries is subject to any claim, enforcement, action, consent decree, order or indemnity obligation relating to any Environmental Laws, except for such claims or other actions that, individually or in the aggregate, could not reasonably be expected to cause the Company or its subsidiaries to incur material liability or that would not require disclosure pursuant to any Environmental Law or federal or state laws regulating the issuance of securities; and (vii) none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the best knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus. Except as otherwise disclosed in the Prospectus, to the knowledge of the Company, there have been no and are no (1) aboveground or underground storage tanks; (2) polychlorinated biphenyls

(“PCBs”) or PCB-containing equipment; (3) asbestos or asbestos containing materials; (4) lead based paints; or (5) dry-cleaning facilities in, on, under, or about any Property owned by the Company or its subsidiaries.

     As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any other material regulated under any federal, state or local environmental or health and safety law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Health and Safety Act, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

     (z) None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries, and none of them nor any of their directors, trustees, officers or employees is connected with the Company or any of its subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

     (aa) Except as described or referred to in the Registration Statement, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and the Company does not have any reason to believe that it will not be able to renew any such existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

     (bb) The Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and the Company has no reason to believe that the conduct of its business or that of its subsidiaries conflicts with such rights of others, except for such conflicts as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (cc) The Company and each of its subsidiaries possesses adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by the Company or any of its subsidiaries, other than any Licenses the absence of which would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company, or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in material compliance with the terms and conditions of all such Licenses except as could not reasonably be expected to have a Material Adverse Effect.

     (dd) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or such subsidiary, might have, individually or in the aggregate, a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or under the agreements governing the Formation Transactions; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (ee) Each of the Properties is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (ff) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations. Neither the Company nor, to the knowledge of the Company, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement listed in the exhibits to the Registration Statement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any of its subsidiaries of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties or businesses may be bound or affected, which default or event would have a Material Adverse Effect.

     (gg) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries or other affiliates on the one hand, and the directors, trustees, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and is not so described.

     (hh) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

     (ii) The Company is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred or does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     (jj) The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

     (kk) The Company and its subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file could not, upon consummation of the Formation Transactions, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (iii) is described in, or contemplated by, the Prospectus. No tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

     (ll) Except as disclosed in the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property or properties, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (mm) Commencing with the taxable year ending December 31, 2004, the REIT will be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

     (nn) The description of the REIT’s organization and current and proposed method of operation set forth in the Prospectus under the heading “Material United States Federal Income Tax Considerations” is an accurate and fair summary of the matters referred to therein.

     (oo) The Operating Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the REIT for Federal income tax purposes throughout the period from its formation through the date hereof.

     (pp) Since the date as of which information is given in the Prospectus through the date hereof, and except in connection with the Formation Transactions and as may otherwise be disclosed in the Prospectus, (i) neither the Company nor any subsidiary thereof has (a) issued or granted any securities, (b) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (c) entered into any transaction not in the ordinary course of business or (d) declared or paid any dividend on its capital stock; and (ii) there has been no Material Adverse Effect.

     (qq) The Company and its subsidiaries (i) make and keep books and records that are accurate in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (rr) Neither the Company nor any subsidiary thereof (i) is in violation of its charter, certificate of incorporation, declaration of trust, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which the Company or subsidiary is landlord or otherwise), ground lease or air space lease (under which the Company or subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreements, or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject.

     (ss) Neither the Company nor any subsidiary thereof, nor any director, trustee, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (tt) Neither the Company nor any subsidiary thereof, is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     (uu) The Common Shares have been approved for listing on the NYSE upon official notice of issuance.

     (vv) At or prior to the First Delivery Date, each of the Formation Transactions (other than as described in the introduction to this Agreement) will have been consummated in the manner described in the Prospectus.

     (ww) Other than this Agreement and as set forth in the Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

     (xx) The REIT will apply the net proceeds from the sale of the Shares being sold by the REIT in accordance with the description set forth in the Prospectus under the caption “Use of Proceeds.”

     (yy) Except as stated in this Agreement and in the Prospectus, neither the Company nor any of its subsidiaries nor any of their respective officers, directors, trustees, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

     (zz) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the REIT’s principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Registration Statement; (ii) have been evaluated for effectiveness as of each date of filing of the Registration Statement with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

     (aaa) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

     (bbb) Based on the evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls over financial reporting.

          2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the REIT agrees to sell 25,000,000 Firm Shares to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

          In addition, the REIT grants to the Underwriters an option to purchase up to 3,750,000 Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 4 hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Shares other than in 100-share amounts. The price of both the Firm Shares and any Option Shares shall be $15.00 per share.

          The REIT shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all of the Shares to be purchased on such Delivery Date as provided herein.

          3. Offering of Shares by the Underwriters. Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

          It is understood that 750,000 shares of the Firm Shares will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus (the “Directed Share Program”) and in accordance with the rules and regulations of the NASD to employees and persons having business relationships with the REIT and its affiliates who have heretofore delivered to the Representative offers to purchase shares of Firm Shares (the “Directed Share Participants”) in form satisfactory to the Representative, and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by the Representative from the REIT; provided that under no circumstances will the Representative or any Underwriter be liable to the REIT or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the REIT and its subsidiaries. It is further understood that any shares of such Firm Shares which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

          4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, or at such other date or place as shall be determined by agreement between the Representative and the REIT, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or on the fourth full business day if the Agreement is executed after the daily closing time of the NYSE (unless postponed in accordance with the provisions of Section 9 hereof). This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the REIT shall deliver or cause to be delivered certificates representing the Firm Shares to the Representative for the account of each Underwriter against payment to or upon the order of the REIT of the purchase price by wire transfer of same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. The REIT shall make the certificates representing the Firm Shares available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised, in whole or in part, from time to time, by prior written notice being given to the REIT by the Representative. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a “Delivery Date.”

          Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representative and the REIT) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the REIT shall deliver or cause to be delivered the certificates representing the Option Shares to the Representative for the account of each Underwriter against payment to or upon the order of the REIT of the purchase price by wire transfer of same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. The REIT shall make the certificates representing the Option Shares available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

          5. Further Agreements of the REIT. The REIT agrees:

     (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

     (b) To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including consents and exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Preliminary Prospectus or the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Preliminary Prospectus or the Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Representative or Counsel to the Underwriters, be required by the Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

     (f) To make generally available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations), which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Rules and Regulations, covering a twelve-month period commencing after the “effective date” (as defined in said Rule 158) of the Registration Statement;

     (g) To furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder;

     (h) For a period of five years following the Effective Date, to furnish to the Representative copies of all materials furnished by the REIT to its shareholders and all public reports and all reports and financial statements furnished by the REIT to the principal national securities exchange upon which the Common Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (i) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities, real estate syndication or Blue Sky laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares;

     (j) Except pursuant to the Formation Transactions, for a period of 270 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (other than the Shares and Common Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans described in the Prospectus and existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (other than the grant of options pursuant to option plans described in the Prospectus and existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each person or entity that is, or in connection with the Formation Transactions is expected to become, an officer, trustee or other affiliate of the REIT, and each person or entity that owns, or as a result of the Formation Transactions is expected to own, 5% or more of the outstanding common shares of the REIT (on a fully diluted basis, taking into account redeemable interests in the Operating Partnership as if they have been redeemed for shares of common stock of the REIT), which group will include, without limitation, each of the persons identified on Schedule 2 hereto, to furnish to the Representative, at or prior to the date hereof, a Lock-Up Agreement, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (i) offer for sale, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 270 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; provided, however, that the foregoing shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the REIT’s capital stock, in each case that are made exclusively between and among such person or members of such person’s family, or affiliates of such person, so long as it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the Lock-Up Agreement to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or any other applicable law, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A), or any other filing required by law, made after the expiration of the 270-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the transferor/donor notifies Lehman Brothers’ Equity Capital Markets at least two business days prior to the proposed transfer or disposition;

     (k) Prior to the Effective Date, to apply for the listing of the Shares on the NYSE, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

     (l) To file with the Commission such reports as may be required pursuant to Rule 463 of the Rules and Regulations and to deliver promptly to the Representative a copy of the report on Form SR filed by it with the Commission;

     (m) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the REIT will (1) comply with all provisions of the Securities Act and the Rules and Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder;

     (n) To take such steps as shall be necessary to ensure that the Company shall not become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

     (o) The REIT will use its best efforts to meet the requirements to qualify, commencing with its taxable year ending December 31, 2004, as a real estate investment trust under the Code, and will make the necessary election with the IRS;

     (p) If at any time during the 25-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the REIT shall occur as a result of which, in your and the REIT’s opinion, the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the REIT will consult with you concerning the substance of and the advisability of disseminating a press release or other public statement responding to or commenting on such rumor, publication or event; and

     (q) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the REIT nor any affiliate of the REIT will (1) take, directly or indirectly, any action designated to cause or to result in, or that could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the REIT to facilitate the sale or resale of the Shares; (2) until the Delivery Date, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the REIT.

          6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection, including any transfer taxes; (b) the costs incident to the preparation, printing, filing and distribution under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the NASD of the terms of sale of the Shares; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(i) hereof and the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum and a Canadian “wrapper” (including related reasonable fees and expenses of counsel to the Underwriters); (h) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, incident to the offer and sale of the Common Shares by the Underwriters to employees and persons having business relationships with the Company and its subsidiaries, as described in the second paragraph of Section 3; (i) all other costs and expenses incident to the performance of the obligations of the Company and its subsidiaries under this Agreement; (j) the costs and charges of any transfer agent and registrar; (k) the costs and expenses of the REIT relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the REIT, travel and lodging expenses of the representatives and officers of the REIT and any such consultants, and the cost of any aircraft chartered in connection with the road show; (l) the registration fees payable pursuant to Section 6 of the Securities Act for the registration of the Shares; and (m) the fees and disbursements of the REIT’s counsel and accountants; provided that, except as provided in this Section 6, Section 11 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes attributable to sales by the Underwriters of Shares and the expenses of advertising any offering of the Shares made by the Underwriters.

          7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

     (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any event that would, in your judgment, result in or cause a Material Adverse Effect, or (ii) any event or development relating to or involving the Company or any of its subsidiaries, or any partner, officer, director or trustee of the Company or any of its subsidiaries, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the REIT and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, adversely affect the market for the Shares.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Operative Documents, the Formation Transactions, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the REIT shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Hogan & Hartson L.L.P., or in certain instances noted on Annex A hereto, McDonald Hopkins Co., L.P.A. or Hurtuk & Daroff Co., L.P.A., shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance as provided on Annex B hereto and as shall be satisfactory to the Representative and counsel to the Underwriters.

     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the States of Delaware, Maryland, Ohio, New York and/or the law of any other relevant jurisdiction, as applicable; (ii) in respect of matters of fact, upon certificates of officers of the REIT or the Operating Partnership;

provided that such counsel shall state that it believes that both the Underwriters and it are justified in relying upon such certificates.

     Such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and has participated in discussions with representatives of the Company and its independent registered public accounting firm, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus as of its date and at the Delivery Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and may be further qualified by a statement to the effect that such counsel expresses no belief with respect to the financial statements and notes thereto and other financial and statistical data included in the Registration Statement or the Prospectus.

     (e) The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such written opinion or opinions, dated such Delivery Date, with respect to the formation of the REIT, the validity of the Shares and such other related matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Sullivan & Cromwell LLP may rely as to the formation of the REIT and all other matters of Maryland law upon the opinion of Miles & Stockbridge P.C.

     (f) At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72.

     (g) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-

down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (h) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its principal executive officer and principal financial officer, stating that:

          (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and (b) have been fulfilled;

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus;

          (iii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and

          (iv) The Rule 462(b) Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Securities Act, prior to 10:00 P.M., New York City time, on the date of this Agreement.

     (i) Neither the Company nor any subsidiary thereof shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the

Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the REIT on the NYSE, shall have been suspended or materially limited, or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or any state authority, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (k) The NYSE shall have approved the Shares for listing, subject only to official notice of issuance.

     (l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (m) All of the transactions which are to occur in order to consummate the Formation Transactions shall have been consummated on terms reasonably satisfactory to the Representative.

     (n) On each Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (o) You shall have been furnished, at or prior to the date hereof, with the Lock-Up Agreements.

     (p) The REIT shall have furnished or caused to be furnished to you such further certificates and documents as the Representative or counsel to the Underwriters shall have reasonably requested.

     (q) In the event that the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

          (i) A certificate, dated such Date of Delivery, of the Company’s principal executive officer and principal financial officer, confirming that the certificate delivered on the First Delivery Date pursuant to Section 7(h) hereof remains true and correct as of such Date of Delivery.

          (ii) The favorable opinion of Hogan & Hartson L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 7(d)hereof.

          (iii) The favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(e) hereof.

          (iv) A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letters furnished to the Representative pursuant to Sections 7(f) and (g) hereof.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

                  The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the satisfaction on and as of any Date of Delivery of the conditions set forth in this Section 7, except that, if any Date of Delivery is other than the First Delivery Date, the certificates, opinions and letters referred to in Sections 7(d) through 7(h) hereof shall be dated the Date of Delivery in question and the opinions called for by Sections 7(d) and 7(e) hereof shall be revised to reflect the sale of Option Shares.

                  8. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission.

                    9. Default by One or More of the Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the REIT to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 13 and for indemnification and contribution as provided in Section 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Initial Shares which a defaulting Underwriter agreed but failed to purchase.

                    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representative or the REIT (on behalf of the Company) may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                    10. [Reserved]

                    11. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or proceeding in respect thereof (including, but not limited to, any loss, claim, damage, liability or action or proceeding relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or proceeding arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (a) in any Preliminary

Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (b) in any blue sky application or other document prepared or executed by the REIT (on behalf of the Company) (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (c) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the REIT (on behalf of the Company) (whether in person or electronically) (the “Marketing Materials”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made) or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 11(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          The Company also agrees to indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the REIT (on behalf of the Company) for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share

Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc. The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

     (b) Each Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its trustees (including any person who, with his consent, is named in the Registration Statement as about to become a trustee of the REIT), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or proceeding in respect thereof, to which the Company or any such trustee, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action or proceeding arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the REIT (on behalf of the Company) through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 11(f), and shall reimburse the Company and any such trustee, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such trustee, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action or proceeding as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such trustee, officer, employee or controlling person.

     (c) [Reserved]

     (d) Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action or proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11. If any such claim, action or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, action or proceeding, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 11 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 11(a) hereof in respect of such claim, action or proceeding, then in addition to such separate counsel for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate counsel (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability, action or proceeding arising out of the Directed Share Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such claim, action or proceeding, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any claim, action or proceeding in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action or proceeding in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses)

received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action or proceeding in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 11(e) are several in proportion to their respective underwriting obligations and not joint.

     (f) The Underwriters severally, and not jointly, confirm and the Company acknowledges that (i) with respect to the public offering of the Shares by the Underwriters, the last sentence set forth on the cover page of, (ii) the names of the Underwriters and the number of Shares which they are each purchasing and the concession and reallowance figures appearing under the caption “Underwriting” in, and (iii) concerning sales to discretionary accounts, the sentence under the heading “Discretionary Shares” under the caption “Underwriting” in, the Preliminary Prospectus constitute the only information concerning such Underwriters furnished in writing to the REIT by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the REIT (on behalf of the Company) prior to delivery of and payment for any Shares if, prior to the time of delivery of such Shares, (i) any of the events described in Sections 7(i) or 7(j) shall have occurred, (ii) the Company shall have failed to have performed or complied with any of the agreements contemplated hereby and that are required to be performed or complied with by it hereunder, or (iii) if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

          13. Reimbursement of Underwriters’ Expenses. If the REIT shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on their part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention: Syndicate Registration Department, Fax: (212) 526-0943, with a copy, in the case of any notice pursuant to Section 11(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 11th Floor, New York, NY 10022, Fax: (212) 520-0421;

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the REIT, 6745 Engle Road, Suite 300, Cleveland, OH 44130, Attention: Steven G. Osgood, Fax: (440) 234-8776, with a copy to Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, DC 20004, Attention: Thomas C. Morey, Esq., Fax: (202) 637-5910;

provided, however, that any notice to an Underwriter pursuant to Section 11(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The REIT (on behalf of the Company) shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(b) of this Agreement shall be deemed to be for the benefit of any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          16. Survival. The respective indemnities, representations, warranties and agreements of the Company, and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. The provisions of Sections 11 and 13 hereof shall survive the termination or cancellation of this Agreement.

          17. Definition of the Terms “Business Day” and “Subsidiary". For purposes of this Agreement, (a) “business day” means any day on which the NYSE is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding, please indicate your acceptance in the space provided for that purpose below, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

U-STORE-IT TRUST

By:	/s/ Robert J. Amsdell

Name: Robert J. Amsdell
Title: Chairman of the Board of Trustees and Chief Executive Officer

ACQUIPORT/AMSDELL I LIMITED PARTNERSHIP

By:	Amsdell Partners, Inc., its general partner

By:	/s/ Robert J. Amsdell

Name: Robert J. Amsdell
Title: President

Accepted:

LEHMAN BROTHERS INC.

By:	/s/ Michael J. DeMarco

Name: Michael J. DeMarco
Title: Authorized Signatory

As representative of the several underwriters
named in Schedule 1 hereto

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